Exhibit 99.1

Fitbit Reports Second Quarter 2018 Results

•	Revenue of $299 million, GAAP Loss Per Share of ($0.49), Non-GAAP Loss Per Share of ($0.22)

•	Fitbit VersaTM sells out in the quarter, smartwatch revenue grows to 55%

SAN FRANCISCO - August 1, 2018 - Fitbit, Inc. (NYSE:FIT), the leading global wearables brand, today reported revenue of $299 million, GAAP net loss per share of ($0.49), non-GAAP net loss per share of ($0.22), GAAP net loss of ($118) million, non-GAAP net loss of ($54) million, cash flow from operations of ($67) million and free cash flow of ($83) million for its second quarter of 2018.

“Our performance in Q2 represents the sixth consecutive quarter that we have delivered on our financial commitments, made important progress in transforming our business, and continued to adapt to the changing wearables market. Demand for Versa, our first ‘mass-appeal’ smartwatch, is very strong. Within the second quarter, Versa outsold Samsung, Garmin and Fossil smartwatches combined in North America, improving our position with retailers, solidifying shelf space for the Fitbit brand and providing a halo effect to our other product offerings,” said James Park, co-founder and CEO.

Second Quarter 2018

	For the Three Months Ended		For the Six Months Ended
In millions, except percentages and per share amounts	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
GAAP Results
Revenue	$299.3	$353.3	$547.2	$652.2
Gross Margin	39.8%	42.2%	42.6%	41.0%
Net Loss	$(118.3)	$(58.2)	$(199.1)	$(118.3)
Net Loss Per Share	$(0.49)	$(0.25)	$(0.83)	$(0.52)
Non-GAAP Results
Gross Margin	40.9%	43.0%	43.7%	41.6%
Net Loss	$(54.2)	$(19.3)	$(95.2)	$(53.7)
Net Loss Per Share	$(0.22)	$(0.08)	$(0.39)	$(0.23)
Adjusted EBITDA	$(55.8)	$(28.2)	$(102.0)	$(80.5)
Devices Sold	2.7	3.4	4.8	6.3

For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Second Quarter 2018 Financial Highlights

•	Sold 2.7 million wearable devices. Average selling price increased 6% year-over-year to $106 per device driven by the growing mix of smartwatches.

•	U.S. revenue represented 61% of revenue or $182 million, down 8% year-over-year.

•
International revenue represented 39% and declined 24% year-over-year to $117 million: EMEA revenue declined 39% to $66 million; Americas excluding U.S. revenue declined 35% to $16 million; and APAC revenue grew 66% to $35 million, all year-over-year, respectively.

•	New devices introduced in the past year, Fitbit IonicTM, Fitbit VersaTM, Fitbit AceTM and Fitbit Aria 2TM and accessory Fitbit Flyer, represented 59% of revenue.

•
GAAP gross margin was 39.8%, and non-GAAP gross margin was 40.9%. Both GAAP and non-GAAP gross margins were negatively impacted by the change in mix towards smartwatches, partially offset by improved warranty costs.

•	GAAP operating expenses represented 73% of revenue, and non-GAAP operating expenses represented 65% of revenue.

Second Quarter 2018 Operational Highlights

•	Smartwatch revenue grew to 55% of revenue, up from 30% on a sequential basis.

•	Versa outsold Samsung, Garmin and Fossil smartwatches combined in North America.

•
The retail channel reduced tracker inventory, depressing reorder rates and tracker sales. EMEA was disproportionately exposed as tracker revenue was a larger percentage of revenue in the region as compared to the U.S. in prior quarters. We expect Q2 to be the trough in the year-over-year decline in tracker sales.

•	Active community of users: 56% of our active users viewed Fitbit Feed in the quarter and our female health tracking feature has experienced more than 2.9 million total signups.

•	60% of activations came from new users, while 40% came from repeat buyers. Of the repeat buyers, 51% were previously inactive for 90 days or greater, up from 39% in Q2 2017, driven by smartwatches.

Third Quarter 2018 Guidance

•	We expect revenue to decline (3%) year-over-year to a range of $370 million to $390 million, and the EMEA region to return back to growth.

•	Non-GAAP basic net (loss) income per share in the range of ($.02) to $.01.

•	Capital expenditures as a percentage of revenue of approximately 5%.

•	We anticipate free cash flow to be approximately ($30) million, excluding $72 million in tax refund payments that we received in early July 2018.

•	Non-GAAP effective tax rate of approximately 2%, but can vary significantly depending on profitability.

•	Stock-based compensation expense of approximately $26 million and basic share count of approximately 247 million.

Full Year 2018 Guidance

•	We reiterate our full-year 2018 revenue guidance of approximately $1.5 billion.

•
We expect the year-over-year decline in revenue from tracker devices to improve, driven by clean channel inventory levels, consumer feedback, and our product pipeline. In addition, we anticipate additional supply of Versa to become available.

•	We expect gross margins to be approximately flat from the second quarter.

•	We expect to drive non-GAAP operating expenses 7% lower, to a target of $740 million.

•	Capital expenditures as a percentage of revenue of approximately 5%.

•
We expect free cash flow to decline less than revenue to approximately ($20) million for 2018. Guidance excludes the benefit of the tax refund payment we received in early July and the potential impact of tariffs.

•	We expect non-GAAP effective tax rate to be approximately 25%, but may vary depending on geographic mix of revenue, tax credits, and shift to profitability.

•	Stock-based compensation expense of approximately $102 million and basic/diluted share count of approximately 248/260 million.

For additional information regarding the non-GAAP financial measures presented above, see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information

Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (888) 468-2440 or (719) 325-4750, access code 7830797. A replay of the call will be archived on Fitbit’s website for the following six months.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the third quarter 2018 and full year 2018; the rate of decline in tracker sales; expected device mix; trends in revenue, average selling price, operating expenses, capital expenditures, free cash flow, gross margins, non-GAAP basic net (loss) income per share, stock-based compensation expense and non-GAAP effective tax rate; growth in the EMEA region; channel inventory levels; future product launches; product supply, including supply of Versa; consumer and retail demand for smartwatches and trackers; and any potential financial impact of tariffs. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner; our ability to successfully develop and timely introduce new products and services or enhance existing products and services; retail and customer acceptance of existing and new products; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; our ability to detect, prevent or fix quality issues in our products or services; uncertain ability to retain employees; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; delays in procuring components and product from these third parties or their suppliers; the ability of third parties to successfully manufacture and ship in a timely manner quality products; seasonality; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; ability to integrate acquired technologies and employees into our operations, particularly in new geographies; warranty claims; the fact that the market for connected health and fitness devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; the impact of changes in tax law; the impact of tariffs; and other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2017, and our most recently filed Quarterly Report on Form 10-Q. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Disclosure of Material Information

Fitbit announces material information to its investors using SEC filings, press releases, public conference calls and on its Investor Relations page on the company’s website at http://investor.fitbit.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating loss before income taxes, non-GAAP net loss, non-GAAP diluted net loss per share, non-GAAP free cash flow, and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income, net and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes Jawbone litigation costs, stock-based compensation, impact of restructuring, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
In January 2017, the Company conducted a reorganization of its business, including a reduction in workforce. The restructuring costs impacted our results for the first quarter of 2017. Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters. We began excluding Jawbone litigation costs in the second quarter of 2016 as these costs significantly increased in 2016.

•
Amortization of intangible assets relates to our acquisition of FitStar, Pebble, Vector and Twine Health. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net loss.

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leading global wearables brand, Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products include Fitbit Blaze®, Fitbit Charge 2®, Fitbit Alta HR™, Fitbit Alta®, Fitbit Ace™, Fitbit Flex 2®, and Fitbit Zip® activity trackers, as well as the Fitbit Ionic™ and Fitbit Versa™ smartwatches, Fitbit Flyer™ wireless headphones and Fitbit Aria 2™Wi-Fi Smart Scale. Fitbit products are carried in over 39,000 retail stores and in 86 countries around the globe. Powered by one of the world’s largest social fitness networks and databases of health and fitness data, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, and the Fitbit OS for smartwatches. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the U.S. and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners.

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Investor Contact:

Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:

Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017

Revenue	$299,344	$353,299	$547,209	$652,241
Cost of revenue	180,329	204,054	314,071	384,697
Gross profit	119,015	149,245	233,138	267,544
Operating expenses:
Research and development	87,047	80,543	176,383	168,301
Sales and marketing	100,845	100,732	172,897	191,906
General and administrative	30,211	31,379	66,299	62,125
Total operating expenses	218,103	212,654	415,579	422,332
Operating loss	(99,088)	(63,409)	(182,441)	(154,788)
Interest income, net	2,177	193	3,527	1,289
Other income, net	2,258	303	2,775	836
Loss before income taxes	(94,653)	(62,913)	(176,139)	(152,663)
Income tax expense (benefit)	23,615	(4,673)	23,006	(34,344)
Net loss	$(118,268)	$(58,240)	$(199,145)	$(118,319)
Net loss per share:
Basic	$(0.49)	$(0.25)	$(0.83)	$(0.52)
Diluted	$(0.49)	$(0.25)	$(0.83)	$(0.52)
Shares used to compute net loss per share:
Basic	242,898	230,322	241,227	228,788
Diluted	242,898	230,322	241,227	228,788

FITBIT, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	June 30, 2018	December 31, 2017

Assets
Current assets:
Cash and cash equivalents	$328,116	$341,966
Marketable securities	252,347	337,334
Accounts receivable, net	242,038	406,019
Inventories	140,430	123,895
Income tax receivable	78,385	77,882
Prepaid expenses and other current assets	63,227	97,269
Total current assets	1,104,543	1,384,365
Property and equipment, net	110,185	104,908
Goodwill	61,058	51,036
Intangible assets, net	27,740	22,356
Deferred tax assets	3,528	3,990
Other assets	16,147	15,420
Total assets	$1,323,201	$1,582,075
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$155,970	$212,731
Accrued liabilities	377,058	452,137
Deferred revenue	28,116	35,504
Income taxes payable	22,729	928
Total current liabilities	583,873	701,300
Long-term deferred revenue	4,719	6,928
Other liabilities	55,650	49,884
Total liabilities	644,242	758,112

Stockholders’ equity:
Class A and Class B common stock	25	24
Additional paid-in capital	1,006,639	956,060
Accumulated other comprehensive income (loss)	4,679	(9)
Accumulated deficit	(332,384)	(132,112)
Total stockholders’ equity	678,959	823,963
Total liabilities and stockholders’ equity	$1,323,201	$1,582,075

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Cash Flows from Operating Activities
Net loss	$(118,268)	$(58,240)	$(199,145)	$(118,319)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for inventory obsolescence	1,677	4,412	8,014	8,409
Depreciation	13,116	10,059	23,572	19,199
Write-off of property and equipment	226	5,851	7,485	5,250
Amortization of intangible assets	2,057	1,376	3,805	2,753
Stock-based compensation	25,857	21,966	49,498	44,459
Deferred income taxes	500	21,142	(1,299)	16,137
Other	(144)	1,010	(419)	1,428
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(27,787)	(21,752)	164,195	261,165
Inventories	3,090	54,293	(24,217)	81,486
Prepaid expenses and other assets	(1,986)	(49,348)	37,624	(50,324)
Fitbit Force recall reserve	(159)	(205)	(291)	(500)
Accounts payable	19,971	(40,340)	(64,184)	(216,959)
Accrued liabilities and other liabilities	(3,886)	8,210	(74,033)	(43,963)
Deferred revenue	(3,613)	(2,477)	(9,623)	(5,477)
Income taxes payable	21,974	(1,867)	21,801	(1,516)
Net cash (used in) provided by operating activities	(67,375)	(45,910)	(57,217)	3,228
Cash Flows from Investing Activities
Purchase of property and equipment	(15,908)	(11,660)	(28,524)	(39,817)
Purchases of marketable securities	(83,408)	(188,017)	(224,812)	(317,678)
Sales of marketable securities	22,975	9,550	73,770	13,806
Maturities of marketable securities	88,534	173,116	236,575	351,144
Acquisition, net of cash acquired	—	—	(13,646)	—
Net cash provided by investing activities	12,193	(17,011)	43,363	7,455
Cash Flows from Financing Activities
Repayment of debt	—	—	(747)	—
Proceeds from issuance of common stock	9,746	8,826	10,738	11,407
Taxes paid related to net share settlement of restricted stock units	(4,808)	(2,107)	(9,987)	(5,234)
Net cash provided by financing activities	4,938	6,719	4	6,173
Net (decrease) increase in cash and cash equivalents	(50,244)	(56,202)	(13,850)	16,856
Effect of exchange rate on cash and cash equivalents	—	631	—	532
Cash and cash equivalents at beginning of period	378,360	374,279	341,966	301,320
Cash and cash equivalents at end of period	$328,116	$318,708	$328,116	$318,708

FITBIT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Non-GAAP gross profit:
GAAP gross profit	$119,015	$149,245	$233,138	$267,544
Stock-based compensation expense	2,032	1,492	3,130	1,510
Impact of restructuring	—	—	—	37
Intangible assets amortization	1,516	1,319	3,032	2,638
Non-GAAP gross profit	$122,563	$152,056	$239,300	$271,729

Non-GAAP gross margin (as a percentage of revenue):
GAAP gross margin	39.8%	42.2%	42.6%	41.0%
Stock-based compensation expense	0.7	0.4	0.6	0.2
Impact of restructuring	—	—	—	—
Intangible assets amortization	0.5	0.4	0.6	0.4
Non-GAAP gross margin	40.9%	43.0%	43.7%	41.6%

Non-GAAP research and development:
GAAP research and development	$87,047	$80,543	$176,383	$168,301
Stock-based compensation expense	(15,090)	(12,648)	(29,762)	(26,992)
Impact of restructuring	—	—	—	(2,744)
Non-GAAP research and development	$71,957	$67,895	$146,621	$138,565

Non-GAAP sales and marketing:
GAAP sales and marketing	$100,845	$100,732	$172,897	$191,906
Stock-based compensation expense	(3,911)	(3,987)	(7,358)	(7,235)
Impact of restructuring	—	—	—	(2,000)
Intangible assets amortization	(470)	—	(630)	—
Non-GAAP sales and marketing	$96,464	$96,745	$164,909	$182,671

Non-GAAP general and administrative:
GAAP general and administrative	$30,211	$31,379	$66,299	$62,125
Stock-based compensation expense	(4,824)	(3,839)	(9,249)	(7,994)
Litigation expense	—	(1,533)	(765)	(1,419)
Impact of restructuring	—	—	—	(1,594)
Intangible assets amortization	(71)	(58)	(143)	(115)
Non-GAAP general and administrative	$25,316	$25,949	$56,142	$51,003

Non-GAAP operating expenses:
GAAP operating expenses	$218,103	$212,654	$415,579	$422,332
Stock-based compensation expense	(23,825)	(20,474)	(46,369)	(42,221)
Litigation expense	—	(1,533)	(765)	(1,419)
Impact of restructuring	—	—	—	(6,338)
Intangible assets amortization	(541)	(58)	(773)	(115)
Non-GAAP operating expenses	$193,737	$190,589	$367,672	$372,239

FITBIT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Non-GAAP operating loss and loss before income taxes:
GAAP operating loss	$(99,088)	$(63,409)	$(182,441)	$(154,788)
Stock-based compensation expense	25,857	21,966	49,498	43,731
Litigation expense	—	1,533	765	1,419
Impact of restructuring	—	—	—	6,375
Intangible assets amortization	2,057	1,377	3,805	2,753
Non-GAAP operating loss	(71,174)	(38,533)	(128,373)	(100,510)
Interest income, net	2,177	193	3,527	1,289
Other income, net	2,258	303	2,775	836
Non-GAAP operating loss before income taxes	$(66,739)	$(38,037)	$(122,071)	$(98,385)

Non-GAAP net loss and net loss per share:
Net loss	$(118,268)	$(58,240)	$(199,145)	$(118,319)
Stock-based compensation expense	25,857	21,966	49,498	43,731
Litigation expense	—	1,533	765	1,419
Impact of restructuring	—	—	—	6,375
Intangible assets amortization	2,057	1,377	3,805	2,753
Income tax effect of non-GAAP adjustments	36,121	14,056	49,888	10,335
Non-GAAP net loss	$(54,233)	$(19,308)	$(95,189)	$(53,706)

GAAP diluted shares	242,898	230,322	241,227	228,788
Other dilutive equity awards	—	—	—	—
Non-GAAP diluted shares	242,898	230,322	241,227	228,788
Non-GAAP diluted net loss per share	$(0.22)	$(0.08)	$(0.39)	$(0.23)

Non-GAAP free cash flow:
Net cash provided by operating activities	$(67,375)	$(45,910)	$(57,217)	$3,228
Purchases of property and equipment	(15,908)	(11,660)	(28,524)	(39,817)
Non-GAAP free cash flow	$(83,283)	$(57,570)	$(85,741)	$(36,589)
Net cash provided by investing activities	$12,193	$(17,011)	$43,363	$7,455
Net cash used in financing activities	$4,938	$6,719	$4	$6,173

FITBIT, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Adjusted EBITDA:
Net loss	$(118,268)	$(58,240)	$(199,145)	$(118,319)
Stock-based compensation expense*	25,857	21,966	49,498	43,731
Litigation expense	—	1,533	765	1,419
Impact of restructuring	—	—	—	6,375
Depreciation and intangible assets amortization	15,173	11,435	27,377	21,952
Interest income, net	(2,177)	(193)	(3,527)	(1,289)
Income tax expense (benefit)	23,615	(4,673)	23,006	(34,344)
Adjusted EBITDA	$(55,800)	$(28,172)	$(102,026)	$(80,475)

Stock-based compensation expense:
Cost of revenue	$2,032	$1,492	$3,130	$1,510
Research and development	15,090	12,648	29,761	27,333
Sales and marketing	3,911	3,987	7,358	7,622
General and administrative	4,824	3,839	9,249	7,994
Total stock-based compensation expense*	$25,857	$21,966	$49,498	$44,459
* A portion of stock-based compensation expense for the six months ended July 1, 2017 was allocated to and included in "Impact of restructuring," thus explaining the difference between the total by function presented in this table compared to the amounts presented in the above tables.

FITBIT, INC.
REVENUE BY GEOGRAPHICAL REGION
(In thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
United States	$182,451	$199,201	$321,947	$369,621
Americas, excluding United States	15,838	24,412	31,938	44,380
Europe, Middle East, and Africa	65,969	108,601	130,507	196,373
APAC	35,086	21,085	62,817	41,867
Total	$299,344	$353,299	$547,209	$652,241